EXHIBIT 99.1

ChinaCast Education Corporation Reports Strong Second Quarter Results

 * Quarterly Revenue Increased by 75% Year-Over-Year
 * Quarterly Net Income Increased by 83% Year-Over-Year

BEIJING, Aug. 12, 2008 (PRIME NEWSWIRE) -- ChinaCast Education Corporation ("ChinaCast" or the "Company") (Nasdaq:CAST), one of China's leading for-profit, post-secondary education and e-learning services providers, today announced results for the second quarter of 2008.

2008 Second Quarter Highlights(1):

 *    Total revenues for the quarter increased 75% year-over-year to
      RMB73.9 million (US$10.7 million) from RMB42.3 million (US$6.1 million).

 *    Net income for the quarter increased 83% year-over-year to RM25.7 million (US$3.7 million) from RMB14.1 million (US$2.0 million).

 *    Income from operations for the quarter increased 87%
      year-over-year to RM29.1 million (US$4.2 million) from RMB15.6 million (US$2.3 million).

 *    Gross, operating and net margins for the quarter were 55%, 39%
      and 35% respectively.

 *    Basic and diluted earnings per share for the quarter were RMB0.94
      (US$0.14) and RMB0.94 (US$0.14) respectively.

 *    On April 11, 2008, the Company consummated the acquisition of 80%
      of Hai Lai, the holding company of the Foreign Trade and Business
      College (FTBC) of Chongqing Normal University. The revenues and earnings of FTBC began consolidating with the Company's
      financials starting with the second quarter.

"We are very pleased to report robust revenue and net income growth in the second quarter that resulted from the execution of our strategy to augment the growth of our e-learning business by acquiring post-secondary educational institutions," said Ron Chan, ChinaCast's Chairman and CEO.

"Our core e-learning business had another strong quarter of profitable growth, driven by the increase in post-secondary enrollments, which now number over 128,000 university students using our distance-learning service. With our recently completed acquisition of the Foreign Trade and Business College, which has over 10,000 on-campus students, we now have an additional high-growth business that also provides us a platform to expand into new education services such as adult and international education programs.

"Looking forward to the new academic year, we are very excited about the growth prospects created from the synergies between our e-learning and university businesses to address the increasing demand for post-secondary education in China. Our balance sheet remains strong and we plan to acquire additional universities in the future that will create value for ChinaCast Education shareholders."

Financial Results for the Second Quarter ended June 30, 2008

After the acquisition of 80% of Hai Lai in the second quarter, ChinaCast is now organized into two business divisions: the E-Learning Group ("ELG"), encompassing the Company's core e-learning education service businesses before the acquisition, and the Traditional University Group ("TUG"), offering accredited bachelor and diploma programs to students from the FTBC campus in Chongqing.

For the second quarter, ChinaCast reported total revenue of RMB73.9 million (US$10.7 million), an increase of 75% year-over-year. The increase was mainly due to an increase in ELG service revenue and the addition of the TUG business revenue. Total revenue is also reported in two segments, service income and equipment sales. Service income, mainly of a recurring nature, for the quarter was RMB70.8 million (US$10.3 million), a 105% increase year-on-year. Equipment sales, mainly project based, for the quarter were RMB3.1 million (US$0.5 million), a decrease of 60%.

Cost of revenues for the quarter was RMB33.6 million (US$4.9 million), an 82% increase year-over-year, primarily due to the addition of the TUG business division. Gross profit for the quarter amounted to RMB40.3 million (US$5.9 million), a 70% increase year-over-year.

Selling and marketing expenses for the quarter were RMB0.9 million (US$0.1 million), a 58% decrease year-on-year, due mainly to the reduction in selling and marketing expenses of the ELG English language training service.

General and administrative expenses for the quarter were RMB12.2 million (US$1.8 million), an increase of 12% year-on-year, primarily due to share-based compensation expenses.

Total share-based compensation expenses for the quarter, which were allocated to related selling and marketing expenses and general and administrative expenses, were RMB2.2 million (US$0.3 million) compared to nil in the corresponding period in 2007.

Income from operations for the quarter was RMB29.1 million (US$4.2 million), an 87% increase year-on-year.

Net income for the quarter was RMB25.7 million (US$3.7 million), an 83% increase year-over-year, mainly due to the increase in ELG service business and the addition of the TUG business. Basic and diluted earnings per share for the quarter were RMB0.94 (US$0.14) and RMB0.94 (US$0.14), respectively.

As of June 30, 2008, ChinaCast had cash, cash equivalents and term deposits of RMB393.2 million (US$57.0 million) as compared to RMB756.9 million (US$109.7 million) as of March 31, 2008. The decrease in the cash balance was mainly due to the payment for the acquisition of 80% of Hai Lai.

Financial Results for the First Half ended June 30, 2008

For the first half of 2008, ChinaCast reported total revenue of RMB133.4 million (US$19.3 million), representing an increase of 63% year-over-year.

Cost of revenues for first half of 2008 was RMB64.7 million (US$9.4 million), an 82% increase year-over-year. Gross profit for the first half of 2008 amounted to 68.7 million (US$10.0 million), a 47% increase year-over-year.

Selling and marketing expenses for the first half of 2008 were RMB4.4 million (US$0.6 million), a 58% increase year-on-year. General and administrative expenses for the first half of 2008 were RMB30.4 million (US$4.4 million), an increase of 45% year-on-year.

Total share-based compensation expenses for the first half of 2008, which were allocated to related selling and marketing expenses and general and administrative expenses, were RMB11.4 million (US$1.7 million) compared to nil in the corresponding period in 2007.

Income from operations for the first half of 2008 was RMB36.1 million (US$5.2 million), a 15% increase year-on-year.

Net income for the first half of 2008 was RMB34.0 million (US$4.9 million), a 26% increase year-over-year. Basic and diluted earnings per share for the first half of 2008 were RMB1.24 (US$0.18) and RMB1.22 (US$0.18) respectively.

The Company generated RMB50.9 million (US$7.4 million) in net cash from operating activities in the first half of 2008 as compared with a net cash used in operating activities of RMB14.8 million (US$2.1 million) for the same period last year. This was mainly due to profit earned. There were also substantial settlements of professional fees after the consummation of the acquisition exercise of ChinaCast Communications Holdings in the first quarter of 2007.

Net cash used in investment activities in the first half of 2008 was RMB185.2 million (US$26.8 million) mainly reflecting the net effect of payment for the acquisition of the holding company of FTBC of RMB413.7 million (US$60.0) and transfer from term deposit of RMB223.4 million (US$32.4 million). For the six months ended June 30, 2007, transfer from term deposit amounted to RMB41.5 million (US$6.0 million).

Net cash provided by financing activities in the first six months of 2008 was RMB15.7 million (US$2.3 million) as a result of the exercise of warrants.

Business Outlook for 2008

As stated previously, ChinaCast estimates total revenue for the full year 2008 ending December 31, 2008, to be in the range of RMB234 million to RMB256 million (US$33.9 million to US$37.1 million), representing year-over-year total revenue growth in the range of 25% to 36%, respectively, based on Company estimates in RMB.

ChinaCast estimates net income for the full year 2008 ending December 31, 2008, to be in the range of RMB80 million to RMB95 million (US$11.6 million to US$13.8 million), representing year-over-year net income growth in the range of 36% to 62%, respectively, based on Company estimates in RMB. This forecast reflects ChinaCast's current and preliminary view, which is subject to change.

Conference Call Information

ChinaCast's management will host an earnings conference call on Wednesday, August 13, 2008, at 8:30 a.m. U.S. Eastern Time (8:30 p.m. Beijing/Hong Kong Time). The dial-in details for the earnings conference call are as follows:

 US/Canada Toll Free:  +1-877-604-9671
 International: +1-719-325-4900

A replay of the conference call will be available at the following numbers from 11:30 a.m. U.S. Eastern Time, Aug. 13, 2008, until midnight U.S. Eastern Time, Aug. 27, 2008.

 US/Canada Toll Free: +1-888-203-1112
 International:  +1-719-457-0820
 Pass Code:  8994753

Additionally, a live and archived version of the earnings call will be available at www.chinacasteducation.com.

Please access the website approximately 10 minutes prior to the start time in order to download and install any necessary software.

About ChinaCast Education Corporation

Established in 1999, ChinaCast Education Corporation is one of China's leading for-profit, post-secondary education and e-learning services providers in China. With over 1,200 employees, the company provides undergraduate degree courses to more than 10,000 on-campus students and e-learning services to over 7,000 post-secondary distance learning centers, K-12 schools and government/corporate training sites over its nationwide distance learning network. The Company provides its undergraduate degree programs through its 80% ownership in the Foreign Trade and Business College (FTBC) of Chongqing Normal University. FTBC offers career-oriented 4-year bachelor's degree and 2-year diploma programs in business, economics, trade, tourism management, advertising, language, IT and music. These degree and diploma programs are fully accredited by the PRC Ministry of Education. The Company provides its e-learning services via its nationwide satellite broadband network to leading post-secondary educational institutions, K-12 schools, government agencies and corporate enterprises. These services include interactive distance learning applications, multimedia education content delivery, English language training and vocational/career training courses. The company is listed on the NASDAQ with the ticker symbol CAST.

Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management's plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends are dependent on certain risks and uncertainties including such factors, among others, as growth in demand for education services, smooth and timely implementation of new training centers and other risk factors listed in the company's Annual Report on Form 10KSB for the fiscal year ended December 31, 2007. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as "anticipate", "estimate", "expect", "believe," "will likely result," "outlook," "project" and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

(1) All U.S. Dollar amounts are based on the exchange rate of USD $1.0 = 6.9 RMB.

                   CHINACAST EDUCATION CORPORATION
           CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
               (In thousands, except share-related data)

                                                     As of
                                        ------------------------------
                                                              Dec. 31,
                                           June 30, 2008        2007
                                        --------------------   -------
                                            US$       RMB        RMB
                                         (Note 1)
 Assets
 Current assets:
  Cash and cash equivalents                2,869      19,799   138,610
  Term deposits                           54,115     373,396   596,768
  Accounts receivable, net
   of allowance of RMB148
   for both 2008 and 2007                  5,664      39,078    35,316
  Inventory                                  288       1,986     2,015
  Prepaid expenses and
   other current assets                    1,397       9,644     7,127
  Amounts due from related
   parties                                   303       2,088     3,248
                                        --------   ---------   -------

 Total current assets                     64,636     445,991   783,084
 Non-current deposits                        195       1,350     1,948
 Property and equipment, net              32,893     226,959    11,107
 Land use rights                          19,780     136,485        --
 Acquired intangible assets, net           8,775      60,546    21,781
 Long-term investments                     1,500      10,349    11,165
 Non-current advances to a
  related party                           16,123     111,246   119,914
 Goodwill                                 42,184     291,069     1,715
                                        --------   ---------   -------
   Total assets                          186,086   1,283,995   950,714
                                        ========   =========   =======

 Liabilities, minority interest,
  and shareholders' equity
 Current liabilities:
  Accounts payable                         3,473      23,965    13,027
  Accrued expenses and other
   current liabilities                    24,217     167,099    53,376
  Income taxes payable                     6,576      45,374    31,237
  Other borrowings                         1,200       8,280        --
  Current portion of long-
   term bank loans                        10,638      73,400        --
  Current portion of capital
   lease obligation                           --          --        34
                                        --------   ---------   -------
 Total current liabilities                46,104     318,118    97,674
                                        --------   ---------   -------

 Non-current liabilities:
  Long-term bank loans                       725       5,000        --
  Deferred tax liabilities                 4,076      28,123        --
  Unrecognized tax benefits                5,032      34,723    27,892
                                        --------   ---------   -------
 Total non-current liabilities             9,833      67,846    27,892
                                        --------   ---------   -------
 Total liabilities                        55,937     385,964   125,566
                                        --------   ---------   -------
 Minority interest                         5,783      39,902    20,512
                                        --------   ---------   -------
 Commitments and contingencies
  (Note 14)
 Shareholders' equity:
  Ordinary shares (US$0.0001 par
   value; 100,000,000 shares authorized
   in 2008 and 2007; 31,289,742 and
   27,292,641 shares issued and
   outstanding in 2008 and 2007,
   respectively)                               3          24        21
  Subscription receivable                (12,706)    (87,670)       --

  Additional paid-in capital             126,932     876,724   768,844
  Statutory reserve                        3,118      21,513    16,087
  Accumulated other comprehensive
   loss                                     (790)     (5,451)   (5,205)
  Retained earnings                        7,809      52,989    24,889
                                        --------   ---------   -------
 Total shareholders' equity              124,366     858,129   804,636
                                        --------   ---------   -------
 Total liabilities, minority
  interest, and shareholders' equity     186,086   1,283,995   950,714
                                        ========   =========   =======

                    CHINACAST EDUCATION CORPORATION
      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
               (In thousands, except share-related data)

                                   For the three months ended June 30,
                                  ------------------------------------
                                    2008          2008         2007
                                  ----------   ----------   ----------
                                     US$           RMB          RMB
                                   (Note 1)
 Revenues:
  Service                             10,262       70,808       34,487
  Equipment                              451        3,115        7,786
                                  ----------   ----------   ----------
                                      10,713       73,923       42,273
                                  ----------   ----------   ----------
 Cost of revenues:
  Service                             (4,419)     (30,496)     (10,333)
  Equipment                             (448)      (3,090)      (8,168)
                                  ----------   ----------   ----------
                                      (4,867)     (33,586)     (18,501)
                                  ----------   ----------   ----------
 Gross profit                          5,846       40,337       23,772
                                  ----------   ----------   ----------
 Operating (expenses)
  income:
   Selling and marketing expenses
    (including share-based
    compensation of RMB1,392 and
    RMBnil for the six months
    ended June 30 for 2008 and
    2007, respectively, share-based
    compensation of RMB111 and
    RMBnil for the three months
    ended June 30 for 2008 and
    2007, respectively)                 (128)        (882)      (2,086)

 General and administrative
  expenses (including share-based
  compensation of RMB9,964 and
  RMBnil for the six months ended
  June 30 for 2008 and 2007,
  respectively, share-based
  compensation of RMB2,130 and
  RMBnil for the three months
  ended June 30 for 2008 and
  2007, respectively)                 (1,766)     (12,183)     (10,930)
 Foreign exchange loss                   (27)        (186)      (2,299)
 Management service fee                  289        1,993        7,128
                                  ----------   ----------   ----------

 Total operating expenses,
    net                               (1,632)     (11,258)      (8,187)
                                  ----------   ----------   ----------

 Income from operations                4,214       29,079       15,585
 Interest income                         829        5,721        3,917
 Interest expense                        (26)        (182)          (2)
 Income before provision
  for income taxes,
  earnings in equity
  investments, and
  minority interest and
  discontinued operations              5,017       34,618       19,500
 Provision for income taxes             (871)      (6,009)      (4,540)
                                  ----------   ----------   ----------

 Income before earnings in
  equity investments,
  minority interest, and
  discontinued operations              4,146       28,609       14,960
 Loss in equity investments              (59)        (408)        (240)
 Minority interest                      (356)      (2,457)        (649)
                                  ----------   ----------   ----------

 Income from continuing
  operations                           3,731       25,744       14,071
                                  ----------   ----------   ----------

 Discontinued operations:
 Loss from discontinued
  operations, net of tax
  RMBnil for both 2008
  and 2007                                --           --           --
 Minority interest in
  discontinued operations,
  net of tax RMBnil for
  both 2008 and 2007                      --           --           --
                                  ----------   ----------   ----------
 Loss on discontinued
  operations                              --           --           --
                                  ----------   ----------   ----------
 Net income                            3,731       25,744       14,071
                                  ==========   ----------   ==========
 Net income per share
    Basic                               0.14         0.94         0.52
                                  ==========   ==========   ==========
    Diluted                             0.14         0.94         0.49
                                  ==========   ==========   ==========
 Weighted average shares
  used in computation:
   Basic                          27,385,554   27,385,554   26,954,945
                                  ==========   ==========   ==========
   Diluted                        27,385,554   27,385,554   28,463,653
                                  ==========   ==========   ==========

                                    For the six months ended June 30,
                                  ------------------------------------
                                     2008         2008         2007
                                  ----------   ----------   ----------
                                      US$          RMB          RMB
                                    (Note 1)
 Revenues:
  Service                             16,089      111,013       68,022
  Equipment                            3,247       22,404       14,106
                                  ----------   ----------   ----------
                                      19,336      133,417       82,128
                                  ----------   ----------   ----------
 Cost of revenues:
  Service                             (6,156)     (42,482)     (21,089)
  Equipment                           (3,217)     (22,195)     (14,411)
                                  ----------   ----------   ----------
                                      (9,373)     (64,677)     (35,500)
                                  ----------   ----------   ----------
 Gross profit                          9,963       68,740       46,628
                                  ----------   ----------   ----------
 Operating (expenses) income:
  Selling and marketing expenses
   (including share-based
   compensation of RMB1,392 and
   RMBnil for the six months ended
   June 30 for 2008 and 2007,
   respectively, share-based
   compensation of RMB111 and
   RMBnil for the three months
   ended June 30 for 2008 and 2007,
   respectively)                        (633)      (4,369)      (2,765)
  General and administrative
   expenses (including share-based
   compensation of RMB9,964 and
   RMBnil for the six months ended
   June 30 for 2008 and 2007,
   respectively, share-based
   compensation of RMB2,130 and
   RMBnil for the three months
   ended June 30 for 2008 and 2007,
   respectively)                      (4,407)     (30,399)     (20,998)

 Foreign exchange loss                   (94)        (651)      (3,143)
 Management service fee                  405        2,791       11,829
                                  ----------   ----------   ----------
 Total operating expenses, net        (4,729)     (32,628)     (15,077)
                                  ----------   ----------   ----------

 Income from operations                5,234       36,112       31,551
 Interest income                       1,677       11,573        6,822
 Interest expense                        (27)        (186)         (30)
 Income before provision for
  income taxes, earnings in equity
  investments, and minority
  interest and discontinued
  operations                           6,884       47,499       38,343
 Provision for income taxes           (1,430)      (9,868)      (8,032)
                                  ----------   ----------   ----------
 Income before earnings in
  equity investments,
  minority interest, and
  discontinued operations              5,454       37,631       30,311
 Loss in equity investments             (118)        (816)        (479)
 Minority interest                      (412)      (2,841)      (2,424)
                                  ----------   ----------   ----------
 Income from continuing
  operations                           4,924       33,974       27,408
                                  ----------   ----------   ----------
 Discontinued operations:
 Loss from discontinued operations,
  net of tax RMBnil for both 2008
  and 2007                                --           --         (139)
 Minority interest in discontinued
  operations, net of tax RMBnil for
  both 2008 and 2007                      --           --         (230)
                                  ----------   ----------   ----------
 Loss on discontinued operations          --           --         (369)
                                  ----------   ----------   ----------
 Net income                            4,924       33,974       27,039
                                  ==========   ==========   ==========
 Net income per share
    Basic                               0.18         1.24         1.05
                                  ==========   ==========   ==========
    Diluted                             0.18         1.22         0.99
                                  ==========   ==========   ==========
 Weighted average shares used in
  computation:
   Basic                          27,341,405   27,341,405   25,840,030
                                  ==========   ==========   ==========
   Diluted                        27,838,906   27,838,906   27,313,016
                                  ==========   ==========   ==========

                   CHINACAST EDUCATION CORPORATION
      CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                            (In thousands)

                                          For the six months ended
                                                   June 30,
                                         ---------------------------
                                           2008      2008      2007
                                         -------   -------   -------
                                           US$       RMB       RMB
                                        (Note 1)
 Cash flows from operating activities:
 Net income                                4,924    33,974    27,039
 Adjustments to reconcile net income
  to net cash provided by (used in)
  operating activities:
   Minority interest in continuing
    operations                               412     2,841     2,424
   Minority interest in discontinued
    operations                                --        --       230
   Depreciation and amortization           1,789    12,348     2,921
   Share-based compensation                1,646    11,356        --
   Loss in equity investments                118       816       479
 Changes in assets and liabilities:
  Accounts receivable                       (665)   (4,586)   (7,698)
  Inventory                                    4        29      (145)
  Prepaid expenses and other current
   assets                                   (322)   (2,223)   (2,076)
  Non-current deposits                       157     1,081        --
  Amounts due from related parties           168     1,160     1,087
  Accounts payable                           194     1,338     4,717
  Accrued expenses and other current
   liabilities                            (2,052)  (14,165)  (46,918)
  Amounts due to related parties              --        --      (292)
  Income taxes payable                     1,117     7,707     2,623
  Deferred taxes assets                       --        --        86
  Deferred taxes liabilities                (118)     (816)       --
  Unrecognised tax benefits                   (1)       (6)      750
                                         -------   -------   -------

 Net cash provided by (used in)
  operating activities                     7,371    50,854   (14,773)
                                         -------   -------   -------
 Cash flows from investing activities:
  Repayment from advance to related
   parties                                 1,278     8,817     1,811
  Advance to related parties                 (22)     (149)   (1,443)
  Purchase of subsidiaries, net of
   cash acquired                         (59,950)  (413,657)      --
  Purchase of property and equipment        (513)   (3,536)   (1,298)
  Term deposits                           32,373   223,372    41,487
  Proceeds from disposal of dis-
   continued operations, net of
   cash disposed of                           --        --    (9,113)
                                         -------   -------   -------
 Net cash used in investing
  activities                             (26,834)  (185,153)  31,444
                                         -------   -------   -------
 Cash flows from financing
  activities:
   Other borrowings raised                   243     1,680        --
   Exercise of warrants, net of
    expense of RMB600                      2,038    14,064        --
   Repayment of capital lease
    obligation                                (5)      (32)      (76)
   Repayment of advances from
    related parities                          --        --    (4,251)
                                         -------   -------   -------
 Net cash provided by (used in)
  financing activities                     2,276    15,712    (4,327)
                                         -------   -------   -------
 Effect of foreign exchange
  rate changes                               (32)     (224)   (1,704)
 Net decrease in cash and
  cash equivalents                       (17,219)  118,811)   10,640
 Cash and cash equivalents at
  beginning of the period                 20,088   138,610   278,067
                                         -------   -------   -------
 Cash and cash equivalents at
  end of the period                        2,869    19,799   288,707
                                         =======   =======   =======

CONTACT:  ChinaCast Education Corporation
          Michael J. Santos, Chief Marketing Officer
           & Investor Relations Officer
          (86-10) 6566-7788
          mjsantos@chinacasteducation.com
          www.chinacasteducation.com
          15/F Reignwood Center, No. 8 Yong An-Dongli,
          Jianguomenwai Avenue
          Beijing 100022, PRC

          Advanced Investor Relations, L.L.C.
          U.S. Investor Relations Contact:
          Miranda Weeks
          (703) 485-6067
          miranda@advancedinvestorrelations.com